SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000
Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2015, the Board of Directors of Waste Management, Inc. (the “Company”) elected Andrés Gluski as a member of the Board. Mr. Gluski’s committee memberships have not yet been determined.

Mr. Gluski, age 57, is currently president, chief executive officer and a member of the board of directors of The AES Corporation (NYSE: AES), a global company that owns and operates a diverse portfolio of electricity generation and distribution businesses that deliver energy to customers on five continents. Mr. Gluski previously served AES as chief operating officer from 2007 until 2011. Mr. Gulski also currently serves on the board of directors of the Council of the Americas and the Edison Electric Institute and is Chairman of AES Gener and AES Brasiliana. He is an appointed member of the President’s Export Council.

A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

    No.            Description of Exhibit

99.1               News release dated January 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: January 2, 2015	By:	/s/ Courtney A. Tippy
Courtney A. Tippy
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News release dated January 2, 2015

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